                                                                    EXHIBIT 11.1

                              SunTrust Banks, Inc.

                 Statement re: Computation of Per Share Earnings

                      (In thousands, except per share data)

                                                                     Year Ended December 31
                                    --------------------------------------------------------------------------------------
                                         2001           2000           1999           1998          1997          1996
                                    -------------   ------------    ------------    ----------    ----------    ----------
Basic

Income before extraordinary gain     $ 1,369,219    $ 1,294,100     $ 1,123,952     $ 971,017     $ 975,923     $ 858,950
Extraordinary gain, net of taxes           6,318              -         202,648             -             -             -
                                    -------------   ------------    ------------    ----------    ----------    ----------
Net income                           $ 1,375,537    $ 1,294,100     $ 1,326,600     $ 971,017     $ 975,923     $ 858,950
                                    -------------   ------------    ------------    ----------    ----------    ----------

Average basic common shares              287,702        297,834         317,079       314,908       316,436       326,502
                                    -------------   ------------    ------------    ----------    ----------    ----------

Income before extraordinary gain          $ 4.76         $ 4.35          $ 3.54        $ 3.08        $ 3.08        $ 2.63
Extraordinary gain, net of taxes            0.02              -            0.64             -             -             -
                                    -------------   ------------    ------------    ----------    ----------    ----------
Earnings per common share - basic         $ 4.78         $ 4.35          $ 4.18        $ 3.08        $ 3.08        $ 2.63
                                    =============   ============    ============    ==========    ==========    ==========


Diluted

Income before extraordinary gain     $ 1,369,219    $ 1,294,100     $ 1,123,952     $ 971,017     $ 975,923     $ 858,950
Extraordinary gain, net of taxes           6,318              -         202,648             -             -             -
                                    -------------   ------------    ------------    ----------    ----------    ----------
Net income                           $ 1,375,537    $ 1,294,100     $ 1,326,600     $ 971,017     $ 975,923     $ 858,950
                                    -------------   ------------    ------------    ----------    ----------    ----------

Average common shares outstanding        287,702        297,834         317,079       314,908       316,436       326,502
Incremental shares outstanding (1)         3,882          3,122           4,095         4,803         4,496         4,540
                                    -------------   ------------    ------------    ----------    ----------    ----------
Average diluted common shares            291,584        300,956         321,174       319,711       320,932       331,042
                                    -------------   ------------    ------------    ----------    ----------    ----------

Income before extraordinary gain          $ 4.70         $ 4.30          $ 3.50        $ 3.04        $ 3.04        $ 2.59
Extraordinary gain, net of taxes            0.02              -            0.63             -             -             -
                                    -------------   ------------    ------------    ----------    ----------    ----------
Earnings per common share - diluted       $ 4.72         $ 4.30          $ 4.13        $ 3.04        $ 3.04        $ 2.59
                                    =============   ============    ============    ==========    ==========    ==========


(1) Includes the incremental effect of stock options and restricted stock outstanding computed under the treasury stock method.